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                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, DC 20549
                       _______________________

                             FORM 8-K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported):   November 29, 1995

                           GTS DURATEK, INC.
           (Exact Name of Registrant as Specified in Charter)


        DELAWARE                    0-14292                  22-2476180
(State or Other Jurisdiction    (Commission File           (IRS Employer
    of Incorporation)                Number)             Identification No.)


           8955 Guilford Road, Suite 200, Columbia, Maryland 21046
            (Address of Principal Executive Offices)       (ZIP Code)


     Registrant's telephone number, including area code (410) 312-5100


       (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets.

         On November 29, 1995, GTS Duratek, Inc. (the "Company") acquired 80% of the outstanding capital stock of Bird Environmental Gulf Coast, Inc. ("BEGCI") from Bird Environmental Technologies, Inc. ("BETI"), a wholly-owned subsidiary of Bird Corporation ("Bird"), for an aggregate consideration of $1.00 and the Company committed to invest up to $5.1 million in the business as described below. BEGCI owns a hazardous waste recycling facility in San Leon, Texas, which has suspended operations pending the capital improvements described below, which are intended to enable the facility to reach its full design capacity. At August 31, 1995 (the date of BEGCI's most recently available unaudited balance sheet), BEGCI had total assets of approximately $14.1 million, including net fixed assets of approximately $12.6 million. Under the terms of the purchase transaction, Bird agreed to fund the working capital deficit of BEGCI as of August 31, 1995 and, accordingly, contributed to BEGCI approximately $1.3 million upon the closing of the stock purchase.

         The remaining 20% of the outstanding capital stock of BEGCI is owned by certain individuals who have operated and will continue to operate the facility and who will remain as minority shareholders (the "Minority Shareholders"). The Minority Shareholders have entered into employment agreements providing for incentive compensation tied directly to the financial performance of the facility. The Company entered into a stockholders' agreement with the Minority Shareholders pursuant to which, among other terms and conditions, it agreed to invest up to $5.1 million in BEGCI as needed, up to $2.4 million of which will be used for general working capital purposes and up to $2.7 million of which will be used for capital and plant start-up expenditures. The Company expects to make the capital investments needed to return the BEGCI plant to commercial operations during the fourth quarter of 1995 and the first quarter of 1996, and expects to reopen the plant during the second quarter of 1996. The Company will use its internal funds for the investment in BEGCI. As part of the purchase transaction, the Company also acquired through a license arrangement the exclusive worldwide rights to the patented technology used by BEGCI's facility to process and treat the hazardous waste. The technology, known as thermal desorption, was developed by one of the Minority Shareholders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b) FINANCIAL STATEMENTS AND PRO FORMA INFORMATION.   It is
impracticable to provide the required financial statements of BEGCI and the pro forma financial information required by this Item 7 of Form 8-K at this time. The required financial statements and pro forma financial information will be filed as soon as practicable, but no later than February 12, 1996.

(c) EXHIBITS. The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:

    (1)   GTS Duratek, Inc. Press Release dated November 30, 1995.


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    (2)   Stock Purchase Agreement by and among Bird Environmental Gulf
          Coast, Inc., Bird Environmental Technologies, Inc., Bird Corporation, GTS Duratek, Inc. and GTSD Sub II, Inc. dated as of November 29, 1995.

    (3) Stockholders' Agreement by and among Bird Environmental Gulf Coast, Inc., GTS Duratek, Inc., GTSD Sub II, Inc., Jim S. Hogan,
          Mark B. Hogan, Barry K. Hogan and Sam J. Lucas III dated
          November 29, 1995.

    (4) Technology License Agreement by and among GTS Duratek, Inc., Bird Environmental Gulf Coast, Inc. and Jim S. Hogan dated
          November 29, 1995.


                                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GTS Duratek, Inc.



                                         /s/ Robert F. Shawver
                                         ----------------------------------
                                         Robert F. Shawver
                                         Executive Vice President
                                         and Chief Financial Officer

Date:  December 8, 1995


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                                 EXHIBIT INDEX

Exhibit  Description                                                 Page No.
-------  -----------                                                 --------
(c)(1)   Press Release of GTS Duratek, Inc. dated November 30, 1995       6

(c)(2)   Stock Purchase Agreement by and among Bird Environmental         9
         Gulf Coast, Inc., Bird Environmental Technologies, Inc.
         Bird Corporation, GTS Duratek, Inc. and GTSD Sub II, Inc.
         dated as of November 29, 1995.

(c)(3)   Stockholders' Agreement by and among Bird Environmental         52
         Gulf Coast, Inc., GTS Duratek, Inc. GTSD Sub II, Inc.,
         Jim S. Hogan, Mark B. Hogan, Barry K. Hogan and Sam J.
         Lucas III dated November 29, 1995.

(c)(4)   Technology License Agreement by and among GTS Duratek,         101
         Inc., Bird Environmental Gulf Coast, Inc. and Jim S.
         Hogan dated November 29, 1995.


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